EXHIBIT 10.22


                        EMPLOYMENT TERMINATION AGREEMENT


     THIS EMPLOYMENT TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of the 23rd day of September, 1999, by and between Mariah Communications, Inc., a Colorado corporation (the "Employer"), 1869 West Littleton Boulevard, Littleton, Colorado 80120, and Steven J. Santamaria (the "Employee"), 2437 South Xenon, Lakewood, Colorado 80228.

                                   RECITALS:

     WHEREAS, the parties entered into that certain Employment Agreement dated April 7, 1999, effective as of April 12, 1999 (the "Employment Agreement"), providing for the Employee's employment as the Chief Executive Officer of the Employer for a period of two years commencing April 1, 1999, and terminating March 31, 2001.

     WHEREAS, among other compensation that the Employer provided to the Employee, including a gross salary and an automobile allowance based on the rates of $100,000 and $6,000 per annum, respectively, the Employer issued and delivered 62,500 newly-issued, restricted shares of common stock, $.001 par value per share (the "Shares"), to the Employee.

     WHEREAS, the parties desire to terminate and cancel the Employment Agreement and, in consideration for the termination of the Employment Agreement, the Employee desires to return the Shares to the Employer.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises, covenants, agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Termination and Cancellation of Employment Agreement. Subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree to terminate and cancel the Employment Agreement. It is the intention of the parties hereto that, from and after the date of this Agreement, neither party shall have any further obligations or responsibilities whatsoever to the other party under the terms and provisions of the Employment Agreement.

     2. Return of Shares. The Employee hereby agrees, in consideration for the Employer's termination and cancellation of the Employment Agreement, to return and deliver to the Employer the stock certificate(s) evidencing 62,500 shares of common stock, $.001 par value per share, of the Employer received by the Employee on the effective date of the Employment Agreement under subsection c.(1) thereof as additional consideration for services performed under the terms and provisions thereof.

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     5.     The Employer's Representations.  The Employer hereby represents, warrants, covenants and agrees that:

     A. The Employer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to transact business as a corporation in the State of Colorado. The Employer has all requisite corporate power and authority to own and operate its properties and to carry on its business as now and where being conducted.

     B. The execution and delivery of this Agreement by the Employer have been duly and validly authorized and approved by all necessary action of the Employer. The Employer has full corporate power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Employer, enforceable against the Employer in accordance with its terms.

     C. The Employer has full legal power, right and authority to terminate and cancel the Employment Agreement.

     D. The execution, delivery and performance of this Agreement by the Employer will not violate any provisions of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, any mortgage, agreement or other instrument to which the Employer is a party or by which the Employer is bound.

     E. There is no outstanding judgment against the Employer and there is no litigation, arbitration, proceeding or investigation pending or, to the Employer's knowledge, threatened against the Employer or relating to or affecting the Employer's business operations or affairs, the Employer or the transactions contemplated by this Agreement, or that questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. The Employer warrants and represents that there is no existing litigation matter or arbitration claim or demand for money damages.

    F. No representation or warranty by the Employer, or any statement or certificate furnished by the Employer to the Employee pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     The Employer acknowledges that the Employee is relying upon the above representations, warranties and agreements in entering into this Agreement.

     6. The Employee's Representations. The Employee hereby represents, warrants, covenants and agrees that:

     A. The Employee has full power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated herein.

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     B.     The Employee has full legal power, right and authority to assign, transfer and convey legal and beneficial title to the Shares to the Employer and the Employee's assignment, transfer and conveyance of the Shares to the Employer shall transfer good, marketable and indefeasible title thereto, free and clear of all security interests, liens, pledges, charges and encumbrances.

     C. The execution, delivery and performance of this Agreement by the Employee will not violate any provisions of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, any mortgage, agreement or other instrument to which the Employee is a party or by which the Employee or the Shares are bound. The execution, delivery and performance of this Agreement will not result in the creation of any security interest, lien, pledge, charge or encumbrance upon the Shares or the Employee.

     D. There is no outstanding judgment against the Employee and there is no litigation, arbitration, proceeding or investigation pending or, to the Employee's knowledge, threatened against the Employee or relating to or affecting the Shares, the Employee or the transactions contemplated by this Agreement, or that questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. The Employee warrants and represents that there is no existing litigation matter or arbitration claim or demand for money damages. There are no proceedings pending to which the Employee is a party or, to the Employee's knowledge, are threatened, nor any demands by any governmental agency or other party to terminate, modify or materially and adversely change the terms and conditions of the Employee's rights with respect to the Shares.

     E. No representation or warranty by the Employee, or any statement or certificate furnished by the Employee to the Employer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     The Employee acknowledges that the Employer is relying upon the above representations, warranties and agreements in entering into this Agreement.

     7.     Indemnity.

     A. Each party (defined in this Section 7 as the "Party") agrees to indemnify and to hold the other party harmless from and against and in respect of any losses incurred by the party from:

          1. All actual or purported debts, liabilities and obligations of the Party and all claims and demands made in respect thereof whether or not known or asserted at or prior to the date of this Agreement relating to, or arising from, ownership, operation or control of the Shares at or prior to the date of this Agreement, the conduct of business or any other state of facts that existed at or prior to the date of this Agreement;

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          2.     Any damage or deficiency resulting from any
misrepresentations, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Party under this Agreement, or from any misrepresentation in or omission from any exhibit or other instrument furnished or to be furnished by the Party hereunder; and

          3. Any claims made by creditors or customers of the Party relating to the ownership or operation of the Party's business.

     B. Notwithstanding the indemnities provided in Section 7., subsection A., the Party shall be responsible for and pay all costs and expenses incurred by the other party attendant to efforts to dismiss or remove it from any action, claim or controversy prior to any trial or hearing on the matter, whether by motion to dismiss, motion for summary judgment or other similar motion, on the basis that the other party is not a successor in liability to the claims against or debts of the Party. The Party's indemnity as provided in Section 7., subsection A., shall be for any costs or expenses beyond such motion to remove the other party from such action and for the amount of any judgment or award rendered against the other party. Such indemnity shall be paid directly by the Party.

     C. In the event that other party does not succeed in being dismissed from an action as provided in Section 7., subsection B., said other party shall appoint a two person litigation committee to oversee the conduct of any hearing or trial on the matter. Such committee shall consist of two members of said other party's Board of Directors. Decisions concerning any such action, including settlement of the claim or controversy, shall be made by the litigation committee. If no decision can be reached, the members will agree to designate a third party to make such decision.

     D. The Party agrees to indemnify and to hold the other party harmless from and against and in respect of any losses incurred by said other party from any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Party under this Agreement, or from any misrepresentation in or omission from any exhibit or other instrument furnished or to be furnished to the other party hereunder.

     8. Miscellaneous. From time-to-time after the date of this Agreement, either party shall, if requested by the other party, make, execute and deliver to said other party such additional bills of sale, assignments and other instruments of transfer as may be necessary or proper to transfer to the Employer all of the Employee's right, title and interest in and to the Shares, as covered by this Agreement.

     A. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, return receipt requested, postage prepaid, to the following addresses:


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     1.     If to the Employer, to:

            Mariah Communications, Inc.
            1869 West Littleton Boulevard
            Littleton, Colorado  80120

            Attn:     Mr. Michael D. Tanner, Secretary/Treasurer

     2.     If to the Employee, to:

            Mr. Steven J. Santamaria
            2437 South Xenon
            Lakewood, Colorado  80228.

Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or seventy-two hours after mailing, whichever is earlier.

     B. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     C. The Employer and the Employee shall each bear its or his own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions hereby.

     D. Any sales, use, transfer or documentary taxes imposed in connection with the return and delivery of the Shares under this Agreement shall be paid by the Employer.

     E. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by both parties hereto.

     F. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but both of which together shall constitute one agreement.

     G. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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     H.     This Agreement shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of Colorado without regard to the principles of conflict of law.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                               THE EMPLOYER:

                                MARIAH COMMUNICATIONS, INC.



                                By: ______________________________________
                                    Michael D. Tanner, Secretary/Treasurer


                                THE EMPLOYEE:



                                __________________________________________
                                                     Steven J. Santamaria